Exhibit 99.1

             AGREEMENT RELATING TO THE FILING OF A JOINT STATEMENT


      As required by Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, the undersigned agree that this Schedule 13G, dated January 10, 2006, relating to the Common Stock, par value $0.01, of Vyteris Holdings (Nevada), Inc., shall be filed on behalf of the undersigned.



                              Qubit Holdings LLC


                              By: /s/ Alan Fogelman
                              -------------------------------
                              Name:  Alan Fogelman
                              Title: Non-Member Manager



                              /s/ Alan Fogelman
                              -------------------------------
                              Alan Fogelman